UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 8, 2007

JAMES RIVER COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 7, 2007, James River Coal Company (the “Company”) entered into a Waiver, Consent and Amendment (together, the “Amendments”) to each of its two credit agreements: (1) the $100,000,000 Term Credit Agreement dated as of February 26, 2007 by and among the Company, certain of its subsidiaries, the Lenders thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Sole Bookrunner and Lead Arranger, and Morgan Stanley & Co. Incorporated, as Collateral Agent (the “Term Credit Agreement”); and (2) the $35,000,000 Revolving Credit Agreement dated as of February 26, 2007 by and among the Company, certain of its subsidiaries, the Lenders thereto, and General Electric Capital Corporation, as Co-Lead Arranger, Administrative Agent and Collateral Agent, with Morgan Stanley Senior Funding, Inc., having acted as Co-Lead Arranger (the “Revolving Credit Agreement” and, together with the Term Credit Agreement, the “Credit Agreements”).

The Company was not in compliance with the minimum EBITDA and leverage ratio covenants required by the Credit Agreements as of June 30, 2007. The Amendments waive these defaults as of June 30, 2007, modify certain existing financial covenants and add a minimum liquidity threshold covenant. The Amendments also increase the interest rates under the Credit Agreements by 0.75%, prohibit prepayments of the loan under the Term Credit Agreement for a period of one year and exempt up to $40 million of cash proceeds from an equity offering from mandatory prepayment requirements.

The description of the Amendments set forth above is qualified by reference to the Term Credit Agreement Amendment and the Revolving Credit Agreement Amendment filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The Company today issued a press release, attached as Exhibit 99.1 hereto, regarding its results of operations for the second quarter ended June 30, 2007.

ITEM 8.01    OTHER EVENTS

The Company today issued a press release, attached as Exhibit 99.2 hereto, regarding the Company’s operations. The release is hereby incorporated herein by this reference.

FORWARD-LOOKING STATEMENTS: Certain statements in this Form 8-K are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the future performance of the Company, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: the Company’s ability to comply with the terms of the Credit Agreements, as amended; changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to exploit additional coal reserves, including reserves contiguous to those currently held by our Midwest operations; increased capital expenditures; encountering difficult mining conditions; increased compliance costs; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; the effects of litigation, regulation and competition; and other risks detailed in the Company’s filings with the SEC. The Company’s management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Description

10.1	Waiver, Consent and Second Amendment to Term Credit Agreement dated as of August 7, 2007
10.2	Waiver, Consent and First Amendment to Revolving Credit Agreement dated as of August 7, 2007
99.1	Press release dated August 8, 2007 regarding second quarter earnings
99.2	Press release dated August 8, 2007 regarding operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant) By: /s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date: August 8, 2007